Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NeoStem, Inc. (the “Company”) on Form 10-Q/A (Amendment No. 1) for the period ended June 30, 2009 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Larry A. May, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended ; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the results of operations of the Company for the periods presented.

Dated:  September 24, 2009

/s/ Larry A. May
Larry A. May
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to NeoStem, Inc. and will be retained by NeoStem, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.